Exhibit 10.14

关于股份锁定的承诺函

Letter of Commitment on Share Lock-up

鉴于北京通美晶体技术股份有限公司（以下简称“发行人”）拟首次公开发行股票并在科创板上市（以下简称“本次发行上市”），本企业作为发行人的控股股东，现就所持发行人股份的锁定及减持事项承诺如下：

In view that Beijing Tongmei Xtal Technology Co., Ltd. (hereinafter referred to as “the Issuer”) plans to make an IPO (initial public offering) and be listed on the Science and Technology Innovation Board (hereinafter referred to as “this Listing”), our enterprise, as the controlling shareholder of the Issuer, hereby undertakes as follows with respect to the lock-up and reduction matters of the Issuer’s shares held by it:

一、自发行人股票上市之日起36个月内，不转让或者委托他人管理本企业直接和间接持有的发行人本次发行上市前已发行的股份（以下简称“首发前股份”），也不提议由发行人回购该部分股份。

I. Within 36 months from the Issuer’s stock listing date, our enterprise shall not transfer or entrust others to manage the shares, which are directly and indirectly held by our enterprise and have been issued by the Issuer before this Listing, (hereinafter referred to as “the shares before IPO”), and shall not suggest that the Issuer should repurchase such shares.

二、发行人上市后6个月内若发行人股票连续20个交易日的收盘价低于发行人本次发行上市时的股票发行价（以下简称“发行人股票发行价”），或者上市后6个月期末收盘价低于发行人股票发行价，本企业持有发行人股份的锁定期自动延长6个月。若发行人已发生派息、送股、资本公积转增股本、增发新股等除权、除息事项，则上述发行价指发行人股票经调整后的价格。

II. If the closing price of the Issuer’s stocks is lower than the stock issue price at the time of this Listing of the Issuer (hereinafter referred to as “the Issuer’s stock issue price”) for 20 consecutive trading days within 6 months after the Issuer is listed, or if the closing price at the end of 6 months after the listing is lower than the Issuer’s stock issue price, the lock-up period of the Issuer’s shares held by our enterprise shall be automatically extended for six months. If the Issuer has carried out the ex-right and ex-dividend matters such as dividend payout, stock dividend, conversion of capital reserve into share capital and additional issuance of new stocks, then the above issue price shall refer to the adjusted price of the Issuer’s stocks.

三、发行人存在《上海证券交易所科创板股票上市规则》第十二章第二节规定的重大违法情形，触及退市标准的，自相关行政处罚决定或者司法裁判作出之日起至发行人股票终止上市前，本企业将不会减持发行人股份。

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Exhibit 10.14

III. If the Issuer is involved in major circumstances against the laws stipulated in Section II, Chapter XII of Rules of Shanghai Stock Exchange for Stock Listing on the Science and Technology Innovation Board and meets the delisting standards, our enterprise will not reduce the Issuer’s shares from the date when the relevant administrative penalty or judicial judgment is made to the termination of the Issuer’s stock listing.

四、本企业在锁定期届满后减持首发前股份的，将严格遵守法律、行政法规、部门规章、规范性文件及上海证券交易所的相关规定，并履行相应的信息披露义务。

IV. If our enterprise reduces the shares before IPO upon the expiration of the lock-up period, our enterprise will strictly observe the laws, administrative regulations, departmental rules, normative documents and relevant stipulations of Shanghai Stock Exchange, and will perform the corresponding information disclosure obligation.

五、本企业将及时向发行人报告本企业持有的发行人股份及其变动情况。

V. Our enterprise will timely report the Issuer’s shares held by our enterprise and the changes to the Issuer.

六、如本企业违反上述承诺减持发行人股份的，则出售该部分发行人股份所取得的实际收益（如有）归发行人所有。

VI. If our enterprise reduces the Issuer’s shares in violation of the above commitment, then the actual incomes (if any) made from selling such Issuer’s shares shall belong to the Issuer.

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Exhibit 10.14

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(Without text, this page is a signing page of Letter of Commitment on Share Lock-up)

AXT, Inc. （盖章） (Sealed) 签署： Signed by: 姓名：MORRIS SHEN-SHIH YOUNG Name: MORRIS SHEN-SHIH YOUNG 职务：授权代表 Title: authorized representative 日期：年月日 Date: MM/DD/YY

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